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                                                             EXHIBIT EX-99.11(a)

                               [FORM OF OPINION]


                                 MARCH   , 2001

NATIONWIDE MUTUAL FUNDS
THREE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215


     Subject: Nationwide Mutual Funds (the "Trust") -- Registration Statement on
              Form N-14, filed under the Securities Act of 1933, as amended (the "Registration Statement")

Ladies and Gentlemen:

     In connection with the filing of the Registration Statement, it is our opinion that, upon the effectiveness of the Registration Statement, the indefinite number of units of beneficial interest, without par value, of the Nationwide Intermediate U.S. Government Bond Fund, one investment portfolio of the Trust, when issued as described in the Registration Statement and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                         Very truly yours,